UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 30, 2007
                                                          ---------------

                                -----------------


                         FLATBUSH FEDERAL BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

    Federal                          0-50377                 11-3700733
-----------------------------     --------------------       ----------
(State or Other Jurisdiction)     (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


2146 Nostrand Avenue, Brooklyn, New York                     11210
----------------------------------------                     -----
(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code:  (718) 859-6800
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CRF 240.13e-4(c))





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Item 8.01.        Other Events


     On August 30, 2007, the Board of Directors of Flatbush Federal Bancorp, Inc. (the "Company") authorized the Company's second stock repurchase program pursuant to which the Company intends to repurchase up to 50,000 shares of the Company's publicly held outstanding common stock.

     The second stock repurchase program will only commence following the completion of the Company's initial stock repurchase program which authorized the repurchase of up to 50,000 shares on June 30, 2005. Under the terms of the initial stock repurchase plan, the Company has repurchased 43,920 shares at an average purchase price of $7.93. The Company will repurchase the remaining 6,080 shares as part of the initial stock repurchase plan before it repurchases any shares pursuant to the repurchase program authorized on August 30, 2007.

     The information in the preceding paragraph shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.


Item 9.01.        Financial Statements and Exhibits.

       (a) Financial statements of businesses acquired. None

       (b) Pro forma financial information. None

       (c) Shell company transactions. None

       (d) Exhibits. None.








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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        FLATBUSH FEDERAL BANCORP, INC.

Dated: September 4, 2007                By: /s/ Jesus R. Adia
                                        -----------------
                                        Jesus R. Adia
                                        President and Chief Executive Officer